PRO FORMA FINANCIAL INFORMATION

Introductory Paragraph

The following summary Unaudited Pro Forma Balance Sheet as of June 30, 2024, and the summary Unaudited Pro Forma Statements of Operations for the year ended June 30, 2024 present the combination of the financial information of Rivulet Entertainment, Inc. (formerly Advanced Voice Recognition Systems, Inc.) and Rivulet Media, Inc. and related adjustments described in the accompanying explanatory notes to the Unaudited Pro Forma Financial Information. Both the Unaudited Pro Forma Financial Information and accompanying explanatory notes have been prepared in accordance with Article 11 of Regulation S-X. Further, the Unaudited Pro Forma Balance Sheet and Unaudited Pro Forma Statement of Operations assume that the merger was consummated as of June 30, 2024 and July 1, 2023, respectively.

It is important to note that only certain entities of Rivulet Media, inc. were transferred as part of the transaction agreement. As such, the historical results of “Rivulet Media, inc.” (presented in the proforma financial information) only reflect the combined results of the transferred entities and do not reflect the results of Rivulet Media, inc. consolidated. To that extent, Rivulet Media, inc.’s organizational chart immediately prior to the merger was as follows:

Rivulet Media Inc
Maughan Music Inc
Eventide Media LLC
Rivulet Films Inc
Rivulet Media Ventures
Nutcracker Productions, LLC
Kicklight, LLC
Borderline Productions LLC
Origin Story Productions LLC
Storyland Animation Studios LLC
Storyland Productions LLC
PBP Productions LLC
Good News Productions LLC
Acolyte Productions LLC
LAC 2 Productions LLC
Mistress Movie LLC
Into the Black Productions LLC
Da Vinci Productions LLC
Garden Productions LLC
Engine Room Entertainment LLC
The Dink Productions, LLC

(1) Entities in blue were transferred as part of the transaction

(2) Entities in grey were not transferred as part of the transaction, and, as such, remain wholly owned subsidiaries of Rivulet Media, inc.

(3) Virtually the entire business operations and corresponding financial results of Rivulet Media, Inc. were conducted through the entities that were transferred as part of the transaction.

Transaction Background

During March of 2024 the Company entered into a merger agreement with Rivulet Media, Inc whereby the Company agreed to transfer approximately 97 million shares and $10 million (to Rivulet Media, Inc) to effectuate the transaction. The merger was subsequently consummated during July of 2024. Subsequent to completion of the merger the cash payment was reduced from $10 million to $6,450,000. As of the date of this filing, $3,500,00 remained outstanding. In accordance with the guidance in ASC 805, Business Combinations (“ASC 805”) and section 12100 of the Securities and Exchange Commission’s (the “SEC”) Financial Reporting Manual (the “FRM”), the Company determined that the issuance of the shares led to a change in control and that therefore the transaction should be considered a reverse acquisition whereby Rivulet Entertainment, Inc. should be considered the legal acquirer/accounting acquiree and Rivulet Media, Inc. should be considered the accounting acquirer/legal acquiree. Beginning with the Company’s Form 10-Q for the period ending September 30, 2024, the financial statements of the combined company will reflect the combined historical results of the entities transferred from Rivulet Media, inc.

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Rivulet Entertainment, Inc. & Rivulet Media, Inc.

Unaudited Pro Forma Condensed Balance Sheet

As of June 30, 2024

	As of June 30, 2024		Transaction		As of June 30, 2024
	Rivulet Entertainment, Inc.	Rivulet Media, Inc.	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
CURRENT ASSETS
Cash	$38,365	$101,721	$-		$140,086
Asset purchase deposit	2,950,000	-	(2,950,000)	(A)	-
Prepaid expenses	-	47,044	-		47,044
Total current assets	$2,988,365	$148,765	$(2,950,000)		$187,130

NONCURRENT ASSETS
Property and equipment, net	$824	$-	$-		$824
Production costs	-	10,024,760	-		10,024,760
Deposits	-	854,390	-		854,390
Investment in Casa Azul	-	2,000,000	-		2,000,000
Total noncurrent assets	$824	$12,879,150	$-		$12,879,974

Total assets	$2,989,189	$13,027,915	$(2,950,000)		$13,067,104

CURRENT LIABILITIES
Accounts payable	$-	$205,249	$3,500,000	(F)	$3,705,249
Accrued payroll	192,654	-	-		192,654
Notes payable, current	-	4,890,000	-		4,890,000
Accrued interest	-	712,229	-		712,229
Other current liabilities	-	154,689	-		154,689
Total current liabilities	$192,654	$5,962,167	$3,500,000		$9,654,821

NONCURRENT LIABILITIES
Related Party notes payable, non-current		$10,768,316	$(7,888,316)	(B)	$2,880,000
Notes payable, non-current portion	-	1,330,000	-		1,330,000
Long Term Liabilities	-	-	-		-
Total noncurrent liabilities	$-	$12,098,316	$(7,888,316)		$4,210,000

Total liabilities	$192,654	$18,060,483	$(4,388,316)		$13,864,821

EQUITY
Common stock, Rivulet Entertainment Inc., par value; 80,338,287 and 109,695,876 issued and outstanding on a	$80,338	$-	$(80,338)	(C)	$-
historical and proforma basis, respectively			$109,696	(D)	$109,696
Common stock, Rivulet Media, $0.001 par value; no shares outstanding on a historical basis	-	-			-
Additional paid-in capital	11,713,764	-	(11,713,764)	(C)	-
			4,125,155	(E)	4,125,155
Accumulated deficit	(8,997,567)	(5,032,568)	8,997,567	(C)	(5,032,568)
Total shareholders equity (deficiency)	$2,796,535	$(5,032,568)	$1,438,316		$(797,717)

Total Liabilities & shareholders' deficiency	$2,989,189	$13,027,915	$(2,950,000)		$13,067,104

Rivulet Entertainment, Inc.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended June 30, 2024

	For the year ended June 30, 2024		Transaction		For the year ended
	Rivulet Entertainment, Inc.	Rivulet Media, Inc.	Accounting		June 30, 2024
	(Historical)	(Historical)	Adjustments		Pro Forma Combined
Revenue:
Revenue	$-	$60,000	$-		$60,000
Operating expenses:
General and administrative:	$176,627	$241,489			$418,116
Total operating expenses	$176,627	$241,489	$-		$418,116

Net loss before other expense	$(176,627)	$(181,489)	$-		$(358,116)

Other income (expense)
Gain on salary forgiveness	$123,827	$-	$-		$123,827
Interest expense	(1,877)	-	-		(1,877)
Other income (expense)	$121,950	$-	$-		$121,950

Net loss before income taxes	$(54,677)	$(181,489)	$-		$(236,166)
Income tax expense	-	-	-		-
Net loss	$(54,677)	$(181,489)	$-		$(236,166)

Basic and diluted loss per share, historical and proforma	$0.00				($0.00)

Basic and diluted weighted average shares outstanding	42,332,884			Note 2	109,695,876

EXPLANTORY NOTES TO THE UNAUDITED CONDENSED FINANCIAL INFORMATION

Note 1 – Transaction Accounting Adjustments

The pro forma adjustments included in the Unaudited Pro Forma Condensed Financial Information are as follows:

(A)	Reflects the elimination of the asset purchase. The amount has been adjusted through a reduction to additional paid in capital. The activity will not recur beyond 12 months after the transaction.

(B)

Reflects forgiveness of the related party debt between the limited liability companies (“LLCs”) that were included as part of the transaction and their former parent company-Rivulet Media, Inc. The related party debt was forgiven upon consummation of the merger. The amount has been offset as an increase to additional paid in capital. The activity will not recur beyond 12 months after the transaction.

(C)	Reflects the elimination of the historical equity balance of Rivulet Entertainment, inc. which has been deemed to be the accounting acquirer
(D)

Reflects outstanding shares of the combined company as of the transaction date. The outstanding shares has been calculated (in accordance with ASC 805-50) using an exchange rate of 0.67 and is based on i) the number of shares issued to effectuate the transaction divided by Rivulet Media inc’s total shares outstanding immediately prior to closing of the transaction and ii) the amount of implicit shares Rivulet Media, inc. would have had to issue in order to effectuate the transaction

(E)

Reflects the adjustment to additional paid in capital for i) elimination of the asset purchase deposit ii) forgiveness of related party debt and iii) the recapitalization and iv) the $3.5 million payment still outstanding to Rivulet Media, Inc.

(F)	Reflects the amount of merger consideration still outstanding to Rivulet Media, Inc.

Note 2– Historical Pro Forma Basic and Diluted Earnings Per Share

Historical and Pro Forma basic and diluted earnings per share were calculated as follows:

	Historical and ProForma EPS
	For the period ended
	June 30, 2024
Rivulet Entertainment, Inc. (Historical)	42,332,884
Historical net income (loss)	$(54,677)
Historical earnings per share-basic and diluted	$(0.00)

Total pro forma shares outstanding	109,695,876	(A)
Pro Forma net income (loss)	$(236,166)
Pro Forma earnings per share-basic and diluted	$(0.00)	(B)

(A) Pursuant to Rule 11-02(a)(9) of Regulation S-X, the Company has included the number of shares issued or to be issued to consummate the transaction as if the shares were outstanding as of the beginning of the period. Refer to Note 1 (of the proforma financial statements) for the information on how proforma shares were determined.

(B) Neither Rivulet Entertainment, Inc. or Rivulet Media, Inc. had any potentially dilutive securities outstanding, such as stock options or convertible debt, as of June 30, 2024. As such, basic and diluted shares outstanding are the same.